UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2023

ANEBULO PHARMACEUTICALS, INC

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40388	85-1170950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anebulo Pharmaceuticals, Inc. 1017 Ranch Road 620 South, Suite 107 Lakeway, TX	78734
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 598-0931

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0.001 par value per share	ANEB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2023, Anebulo Pharmaceuticals, Inc., a Delaware corporation (the “Company”), appointed Daniel George as the Company’s part-time Chief Financial Officer, as well as the Company’s principal financial officer and principal accounting officer, effective September 28, 2023, replacing Sandra A. Gardiner in such capacities.

Daniel George, age 53, has managed his professional services practice since December 2022, specializing in providing executive financial services to healthcare companies. Mr. George served as the Chief Financial Officer and Treasurer of Lucira Health, Inc. a publicly traded medical diagnostics company on a full-time basis from August 2020 to November 2022. From April 2019 until August 2020, Mr. George served as Lucira’s Chief Financial Officer and Treasurer through his consulting practice, which he established in May 2016, specializing in providing executive financial services to healthcare companies covering a broad range of specialties. Mr. George served as Vice President, Finance for Avinger Inc., a publicly traded medical device company specializing in peripheral atherectomy from August 2014 to May 2016. From June 2012 to August 2014, Mr. George served as a consultant and Vice President of Finance for ApniCure, Inc., a medical device company specializing in the treatment of sleep apnea. From March 2009 to June 2012, Mr. George worked for Avantis Medical Systems, Inc., a manufacturer of colonoscopy visualization technology, where he was both a consultant and Chief Financial Officer. Mr. George was also the Sr. Director of Finance at FoxHollow Technologies Inc., a publicly traded medical device company, and worked for PricewaterhouseCoopers LLP, an accounting and management consulting firm, in the assurance and business advisory practice. Mr. George holds B.S. degrees in both Accounting and Finance from California State University, Long Beach.

In connection with his appointment as the Company’s part-time Chief Financial Officer, on September 26, 2023, the Company entered into an offer letter with Mr. George, which provides for compensation at a rate of $400 per hour.

The foregoing summary of the offer letter with Mr. George is not complete and is qualified in its entirety by reference to the full agreement, a copy of which is filed as Exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Offer Letter, effective September 26, 2023, between the Company and Daniel George.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANEBULO PHARMACEUTICALS, INC.

Date: September 28, 2023	By:	/s/ Simon Allen
Simon Allen
Chief Executive Officer (Principal Executive Officer)